Exhibit 99.4

Attachment to Form 3 in accordance with instruction 5(b)(v).

FORM 3 JOINT FILER INFORMATION

Name and Address:	David Thelen
460 Northdale Boulevard
Coon Rapids, MN 55448

Date of Event Requiring Statement:	November 7, 2007
Issuer and Ticker Symbol:	GCA III Acquisition Corp (None)
Relationship to Issuer:	10% Owner

TABLE I INFORMATION

Title of Security:	Common stock, par value $0.0001
per share
Amount of Securities Beneficially Owned:	1,666,666
Ownership Form:	I
Nature of Indirect Beneficial Ownership:	(1)
Signature:	/s/ Peder K. Davisson
Name: Peder K. Davisson
Title: Attorney-in-Fact
Date:	November 13, 2007